K&L Gates LLP 1601 K Street, N.W. Washington, DC 20006 T +1 202 778 9000 F +1 202 778 9100 klgates.com

October 27, 2014

U.S. Securities and Exchange Commission

100 F Street, N.E.

Washington, DC  20549

                        Re:       The Dreyfus/Laurel Tax-Free Municipal Funds

                                      Dreyfus BASIC New York Municipal Money Market Fund

                                    File Nos.:  033-43845; 811-3700

                                    Post-Effective Amendment No. 71

Ladies and Gentlemen:

            We have acted as counsel to The Dreyfus/Laurel Tax-Free Municipal Funds (the “Fund”) in connection with the preparation of Post-Effective Amendment No. 71 to the Fund’s registration statement on Form N-1A (the “Amendment”), and we have reviewed the disclosure that we understand will be contained in the Amendment when it is filed with the Commission.

            Pursuant to paragraph (b)(4) of Rule 485 under the Securities Act of 1933, we represent that, based on our review and our assessment of the disclosure changes being effected by the Amendment, the Amendment does not contain disclosures that would render it ineligible to become effective pursuant to paragraph (b) of Rule 485.

Very truly yours,

/s/ K&L Gates LLP